As filed with the Securities and Exchange Commission on January 24, 2011

Registration No. 333-127759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FAIRPOINT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

13-3725229

(I.R.S. Employer Identification No.)

521 East Morehead Street, Suite 500

Charlotte, North Carolina 28202

(704) 344-8150

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shirley J. Linn

Executive Vice President and General Counsel

FairPoint Communications, Inc.

521 East Morehead Street, Suite 500

Charlotte, North Carolina 28202

(704) 344-8150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey J. Pellegrino, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 318-6000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

EXPLANATORY NOTE:  DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is filed by FairPoint Communications, Inc. (the “Company”) and amends the registration statement filed on Form S-3 (File No. 333-127759) with the Securities and Exchange Commission on August 22, 2005 (the “Registration Statement”), registering shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

On October 26, 2009, the Company and substantially all of its direct and indirect subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On January 13, 2011, the Bankruptcy Court entered an order confirming the Company’s Third Amended Joint Plan of Reorganization (as amended, modified or supplemented, the “Plan”).  The Plan became effective on January 24, 2011 (the “Effective Date”). Pursuant to the Plan, the existing securities of the Company were cancelled and extinguished on the Effective Date, including the shares of Common Stock registered pursuant to the Registration Statement, and holders of such securities did not receive any distributions under the Plan.  Consequently, the Company is filing this Post-Effective Amendment on the Effective Date.

Through the filing of this Post-Effective Amendment, the Company hereby deregisters any and all remaining unissued securities covered by the Registration Statement with such deregistration to be effective immediately upon the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, State of North Carolina, on January 24, 2011.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Paul H. Sunu
Name:	Paul H. Sunu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Paul H. Sunu	Chief Executive Officer and Director	January 24, 2011
Paul H. Sunu

/s/ Ajay Sabherwal	Executive Vice President and Chief Financial Officer	January 24, 2011
Ajay Sabherwal

/s/ John T. Hogshire	Vice President and Controller	January 24, 2011
John T. Hogshire

/s/ Jane E. Newman	Director	January 24, 2011
Jane E. Newman

/s/ Thomas F. Gilbane, Jr.	Director	January 24, 2011
Thomas F. Gilbane, Jr.

/s/ Claude C. Lilly	Director	January 24, 2011
Claude C. Lilly

/s/ Robert S. Lilien	Director	January 24, 2011
Robert S. Lilien

/s/ Michael R. Tuttle	Director	January 24, 2011
Michael R. Tuttle